Exhibit 10.1

ROTECH HEALTHCARE INC.

EQUITY AWARD PLAN

Rotech Healthcare Inc., a Delaware corporation (the “Company”) has adopted this Rotech Healthcare Inc. Equity Award Plan (the “Plan”), effective as of the Effective Date (as provided in Section 10(a) hereof). This Plan amends and restates in its entirety the Rotech Healthcare Inc. Common Stock Option Plan, as amended (the “Common Stock Option Plan”).

1.	Purpose.

The purpose of the Plan is to enhance the ability of the Company to attract and retain employees, officers, consultants and non-employee directors of outstanding ability, and provide them with an interest in the growth and continued success of the Company by granting them equity-based incentive awards.

2.	Definitions.

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by, or controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award or Other Stock-Based Award, which may be awarded or granted under the Plan.

“Award Agreement” shall mean a written agreement between the Company and any Participant, which shall set forth the terms and conditions of the Award granted to such Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) a Participant’s gross neglect of or willful failure to perform his or her material duties with the Company, which neglect or failure shall continue for a period of two (2) days after receipt by the Participant of written notice from the Company directing such Participant to perform his or her material duties, (ii) a Participant’s willful engaging in conduct which is materially injurious to the Company or any subsidiary, which injury shall not have been remedied with two (2) days after receipt by the Participant of written notice from the Company of the injury caused by such conduct, (iii) a Participant’s theft or misappropriation of funds of the Company, or any subsidiary, (iv) a Participant’s conviction of, or plea of nolo contendere to, a felony or a misdemeanor involving moral turpitude, or (v) a Participant’s causing the Company to violate a local, state or federal law where such violation is materially injurious to the Company; provided, that if the Participant has entered into an agreement with the Company, the Board shall substitute the definition of Cause set forth in such agreement for the above.

“Change in Control” shall mean the occurrence of any of the following:

(a) any Person (other than the Company or any subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board; or

(c) the stockholders of the Company approve a merger or consolidation (other than a transaction involving only the Company and one or more of its subsidiaries) of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinafter defined) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve an agreement or adopt a plan relating to the complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee appointed by the Board in accordance with Section 9; provided, that all references to the “Committee” shall mean the Board if no such Committee has been appointed.

“Common Stock” shall mean the common stock, $0.0001 par value, of the Company.

“Company” shall mean Rotech Healthcare Inc., a Delaware corporation, and any successor corporation.

“Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date shall mean:

(a) if the Common Stock is listed on any established stock exchange or a national market system, the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for a Share on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for such Share, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Common Stock, such value as determined in good faith by the Committee in its sole discretion.

“Immediate Family Member” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

“Incentive Stock Option” shall mean an Option intended to meet the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

“Nonqualified Stock Option” shall mean any Option (or portion thereof) which is not designated as an Incentive Stock Option by the Committee, or which is designated as an Incentive Stock Option by the Committee but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Option” shall mean an option to purchase Shares granted pursuant to Section 5.

“Other Stock-Based Award” means an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) granted under Section 8(b), other than an Option, Stock Appreciation Right, Restricted Stock award or Restricted Stock Unit award.

“Participant” shall mean any Person who is granted an Award under the Plan.

“Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

“Plan” shall mean this Rotech Healthcare Inc. Equity Award Plan, as amended from time to time.

“Restricted Stock” shall mean Shares awarded to a Participant pursuant to Section 7 that are subject to certain restrictions and may be subject to risk of forfeiture.

“Restricted Stock Unit” shall mean a right granted pursuant to Section 8(a).

“Share” shall mean a share of Common Stock, as may be adjusted in accordance with Section 3(b).

“Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted pursuant to Section 6.

“Ten Percent Shareholder” shall mean any Participant who owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation within the meaning of Section 424 of the Code.

3.	Shares Subject to the Plan.

(a) Shares Subject to the Plan. Subject to adjustment as set forth in Section 3(b), a total of 2,785,238 Shares are available for issuance or transfer pursuant to Awards under this Plan as of the Effective Date, and a total of 3,742,908 Shares are subject to outstanding Awards as of the Effective Date that may become available for issuance or transfer pursuant to Awards under the Plan pursuant to this Section 3(a). Such Shares may be authorized but unissued Shares or Shares held in the Company’s treasury, or a combination thereof. If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Participant or withheld by the Company upon the exercise of an Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3(a). If Shares of Restricted Stock are repurchased by the Company prior to vesting, such Shares shall become available for future grant under the Plan (unless the Plan has terminated). Notwithstanding the provisions of this Section 3(a), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code. Subject to adjustment in accordance with Section 3(b), no Participant shall be granted in any calendar year Options that relate to more than one million (1,000,000) Shares.

(b) Changes in Company’s Shares. In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other similar corporate event, affects the value of the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, the Committee shall adjust any or all of (a) the number and kind of Shares subject to outstanding Awards, and (b) the exercise price with respect to any Award or (c) make provision for a cash payment to any Participant or a person who has an outstanding Award (in an amount equal to the then difference between the exercise price, if applicable, and the Fair Market Value of a Share) in order to preserve such benefits.

(c) Change in Control. Notwithstanding Section 3(b), and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Notwithstanding Section 3(b), upon, or in anticipation of, a Change in Control, the Board may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Board, in its sole and absolute discretion, shall determine.

4.	Participation.

Each employee, officer and non-employee director of, and each consultant to, the Company or any Affiliate thereof shall be eligible to participate in the Plan, provided that the Committee shall have the sole discretion to determine who shall receive a grant of an Award hereunder and become a Participant.

5.	Options.

(a) Terms. The Options granted hereunder shall be subject to the following terms and conditions:

(i) Type of Option. The Committee shall have the right to grant either or both of Incentive Stock Options and Nonqualified Stock Options, which characterization shall be set forth in the Award Agreement; provided, however, that Incentive Stock Options shall only be granted to employees of the Company, and provided further that no employee shall be granted Incentive Stock Options which, when first exercisable during any calendar year (combined with all other incentive stock option plans of the Company), will permit such employee to purchase Shares that have an aggregate Fair Market Value (determined as of the time the Option is granted) of more than $100,000, and any Option granted in excess of such amount shall automatically be deemed to be a Nonqualified Stock Option. For purposes of this Section 5(a)(i), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(ii) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted; provided, however, that subject to Section 3(b), the exercise price of any Option shall be one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, except that (1) the Committee, in its sole discretion, may grant Nonqualified Stock Options with an exercise price above or below Fair Market Value, and (2) the exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date of grant.

(iii) Term. The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall not exceed ten years (10) from the date of grant thereof, and in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the term of such Option shall not exceed five (5) years from the date of grant.

(iv) Vesting. Except as provided in Section 3(b), Options granted hereunder shall become vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the Award Agreement.

(v) Number. Subject to Section 5(a)(i), the Committee shall have the discretion to determine the number of Options to be granted to any Participant, and to determine the terms and conditions of any such grant, all as set forth in the Award Agreement covering such Option.

(b) Termination of Service. A Participant who ceases to be an employee, officer, non-employee director or consultant for any reason other than death, retirement on or after age 65, or Disability shall have forty-five (45) calendar days from the date of such cessation to exercise any then exercisable Options, after which all such Options shall terminate and be of no further force or effect; provided, that the Committee may determine that the period of exercise shall be any such other longer period in the Award Agreement. If a Participant ceases to be an employee, officer, non-employee director or a consultant due to death, retirement on or after age 65, or Disability, all outstanding Options held by such Participant that are exercisable on such date shall remain exercisable for their term, and shall thereafter terminate and be of no further force or effect; provided, that the Committee may determine that the period of exercise shall be any such other shorter period as set forth in the Award Agreement. Any Options that are not exercisable at the time a Participant ceases to be an employee, officer, non-employee director or consultant shall terminate at such time and be of no further force or effect.

(c) Option Agreement. Options shall be granted only pursuant to a written Award Agreement, which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. To the extent an inconsistency exists between any term of any Award Agreement and any term of the Plan, the Plan shall govern.

(d) Method of Exercise. Unless otherwise determined by the Committee, the exercise of an Option shall be made only by delivery of a written notice (in person or by first class mail to the Secretary of the Company at the Company’s principal executive office) specifying the number of Shares to be purchased and accompanied by full payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (i) cash or check, (ii) at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, the surrender of Shares that were owned by the Participant for at least six (6) months prior to the exercise of the Option (or such longer or shorter period as may be required to not result in a charge to earnings for financial accounting purposes) having a Fair Market Value equal to the purchase price (or portion thereof) required to be paid upon such exercise, (iii) directing the Company to subtract from the number of Shares underlying the Option, that number of Shares having a Fair Market Value equal to the purchase price (or portion thereof) required to be paid upon such exercise, (iv) a “cashless exercise” of the Option pursuant to the establishment of procedures whereby the Participant, by a properly executed written notice, directs (A) an immediate market sale or margin loan respecting all or a part of the Shares to which the Participant is entitled upon exercise, (B) the delivery of the Shares from the Company directly to a brokerage firm and (C) the delivery of the purchase price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (v) any combination thereof. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. Not less than one hundred (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the Committee determines otherwise in its sole discretion.

(e) Rights as Stockholder. No Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, and (ii) the Company shall have issued the Shares to the Participant.

6.	Stock Appreciation Rights.

(a) Grant. A SAR may be granted to any Participant selected by the Committee in its sole discretion. A SAR may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement. To the extent an inconsistency exists between any term of any Award Agreement and any term of the Plan, the Plan shall govern.

(b) Terms. A SAR granted hereunder shall be subject to the following terms and conditions:

(i) A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the Fair Market Value of a Share on the date of exercise of the SAR by the number of Shares with respect to which the SAR shall have been exercised, subject to any limitations the Committee may impose.

(ii) A SAR shall have a term set by the Committee in its sole discretion; provided, that the term shall not be more than ten (10) years from the date the SAR is granted. A SAR shall be exercisable pursuant to such terms and conditions and shall cover such number of Shares, as the Committee may determine in its sole discretion. The exercise price per Share subject to each SAR shall be set by the Committee on the date of grant; provided, that the Committee in its sole discretion may provide that the SAR may be exercised subsequent to a termination of employment or service, as applicable, or because of the Participant’s retirement, death or Disability, or otherwise.

(c) Vesting. The period during which the right to exercise, in whole or in part, a SAR vests in the Participant shall be set by the Committee and the Committee may determine that a SAR may not be exercised in whole or in part for a specified period after it is granted.

(d) Payment and Limitations on Exercise. Payment of the amounts payable with respect to SARs pursuant to this Section 6 shall be in cash, in Shares (based on the Fair Market Value as of the date the SAR Right is exercised) or a combination of both, as determined by the Committee. To the extent any payment under this Section is effected in Shares it shall be made subject to satisfaction of all applicable provisions of Section 5 above pertaining to Options.

7.	Restricted Stock.

(a) Grant of Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee in its sole discretion. Awards of Restricted Stock may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. All Awards of Restricted Stock shall be evidenced by an Award Agreement. To the extent an inconsistency exists between any term of any Award Agreement and any term of the Plan, the Plan shall govern.

(b) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including,

without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award of Restricted Stock or thereafter.

(c) Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award of Restricted Stock or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (i) provide in an Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (ii) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(d) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

8.	Other Types of Awards.

(a) Restricted Stock Units. The Committee is authorized to grant Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant. On the maturity date, the Company shall, subject to Section 10(f), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the Participant to the Company for such Shares.

(b) Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with Shares or the right to purchase Shares or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in Shares and which may be linked to any performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

(c) Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.

(d) Exercise Upon Termination of Employment or Service. An Award of Restricted Stock Units or Other Stock-Based Award shall only be exercisable or payable while the Participant is an employee, consultant or a non-employee member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that such Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or because of the Participant’s retirement, death or Disability, or otherwise.

(h) Form of Payment. Payments with respect to any Awards granted under this Section 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

(i) Award Agreement. All Awards under this Section 8 shall be subject to such additional terms and conditions as determined by the Committee in its sole discretion and shall be evidenced by an Award Agreement. To the extent an inconsistency exists between any term of any Award Agreement and any term of the Plan, the Plan shall govern.

9.	Administration.

(a) Administrator. The Plan shall be administered by the Board, unless or until the Board delegates administration to a Committee thereof. All references to the “Committee” shall mean the Board if no such Committee has been appointed. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, the Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Committee shall have the authority in its sole discretion:

(i) to select Participants to whom Awards may be granted hereunder,

(ii) to determine the type of Award and the number of Shares to be covered by each Award granted hereunder,

(iii) to approve forms of Award Agreement for use under the Plan,

(iv) to determine the terms and conditions of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest or be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine),

(v) to establish, amend, and rescind any rules and regulations relating to the Plan,

(vi) to amend the Plan or any Award granted thereunder as provided in Section 10(b), and

(vii) to interpret and construe the terms of the Plan and Awards granted thereunder and to exercise such powers and make all other determinations necessary or advisable for the administration of the Plan and to carry out its purpose.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Board or the Committee shall be final, conclusive and binding.

10.	Other Provisions.

(a) Effective Date; Term of Plan; Grant Limitation. The Plan shall be effective as of June 22, 2011 (the “Effective Date”). No Award shall be granted under the Plan to any Participant after March 31, 2017.

(b) Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 3(b) or 10(d)(ii), no amendment, suspension nor termination shall, without the written consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws.

(c) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

(d) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

(ii) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(iii) Each Award is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

(iv) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate representing Shares shall include any legend that the Board deems appropriate to reflect any restrictions on transfer.

(e) Withholding of Taxes. To the extent required by law, no later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to an Award granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, estate, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In its discretion, the Committee may permit a Participant to satisfy withholding obligations (i) by delivering previously owned Shares, (ii) by having Shares otherwise issuable under an Award withheld or (iii) by cash and any combination of the above. The number of Shares which may be so withheld or delivered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(f) Conditions to Issuance of Shares. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded and that the Shares are covered by an effective registration statement or applicable exemption from registration. All Shares issued pursuant to book entry procedures and all certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Committee. No fractional Shares shall be issued and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

(g) Nontransferability of Awards. No Award may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by a Participant to whom granted other than by will or the laws of descent and distribution, and an Award may be exercised during the lifetime of such Participant only by a Participant or his guardian or legal representative, provided, that a Participant may transfer Awards that are not Incentive Stock Options to his or her Immediate Family Members. The terms of such Awards shall be binding upon the Immediate Family Members, beneficiaries, executors, administrators, heirs and successors of the Participant.

(h) No Right to Continued Employment or Service. Neither the Plan nor any Award granted hereunder shall confer upon a Participant any right with respect to continuing the Participant’s employment or service relationship with the Company or any Affiliate thereof, nor shall they interfere in any way with the Participant’s right or the right of the Company or any Affiliate thereof to terminate such employment or service relationship at any time, with or without cause.

(i) No Stockholder Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record owner of such shares of Common Stock.

(j) Section 409A. To the extent that the Committee determines that any Award granted or awarded under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall be interpreted consistent with the requirements of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, the Committee may, with the written consent of the affected Participant, adopt such amendments to the Plan and the applicable agreement or adopt other policies and procedures

(including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance thereunder.

(k) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(l) Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.